EXHIBIT 10.6

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (“Agreement”), dated as of ________________, ____ (the “Date of Grant”), is by and between Repro Med Systems, Inc., a New York corporation (the “Company”), and ______________ (the “Employee”), residing at ________________________________.

WHEREAS, the Company has duly adopted, and its shareholders approved, the 2015 Stock Option Plan of Repro Med Systems, Inc. (as amended, the “Plan”), and the committee appointed to administer the Plan (“Committee”) has determined that it is in furtherance of the objectives of the Plan to grant an Option (the “Option”) to the Employee to purchase the number of shares of common stock (“Shares”), par value $.01 per Share of the Company (“Common Stock”) hereinafter set forth; and

WHEREAS, it is the intention of the Committee that said Option qualify to the fullest extent possible as an incentive stock option entitled to special tax treatment for qualified stock options under Section 421(a) of the Internal Revenue Code;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, and other good and valuable consideration, the parties hereto agree as follows:

1.         (a)         The Company hereby grants to the Employee, as a matter of incentive and to encourage stock ownership in the Company, and not in lieu of, or to provide an increase in, any salary or other compensation for their services, the right and option to purchase, on the terms and conditions hereinafter set forth, up to _______ Shares of Common Stock, at the purchase price of $____ per Share.

(b)        The Option shall vest and become exercisable as follows: ____________________________ (each, a “Vesting Date”), provided the Employee is employed by the Company on the respective Vesting Date. [Notwithstanding the foregoing, upon occurrence of a Triggering Event within six (6) months following a Change of Control, the Option shall vest and become exercisable in full with respect to all remaining Shares not then vested or previously forfeited or cancelled.  As used in this Section 1(b):

“Change of Control” shall be deemed to have occurred upon the happening of any of the following events:  (a) any “person,” including a “group,” as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding shares of Common Stock of the Company; (b) a cash tender or exchange offer for at least 50% of the outstanding shares of Common Stock of the Company is commenced; (c) the shareholders of the Company approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the assets of the Company; or (d) the individuals who, as of the Date of Grant, are members of the Board cease for any reason to constitute at least fifty percent (50%) of the Board.

“Triggering Event” means termination of Employee’s employment by the Company without Cause or by Employee for Good Reason.

“Cause” shall have the meaning ascribed to such term in any employment agreement that is in effect at the time of a Triggering Event or, if there is no such agreement or such term is not defined therein, shall mean the Company’s good faith determination of: (A) Employee’s engagement in dishonesty or illegal conduct; (B) Employee’s embezzlement, misappropriation or fraud; (C) Employee’s conviction of or plea of guilty or no contest to a felony; (D) Employee’s conduct in furtherance of a hostile work environment or engaged in discrimination in violation of any state or federal anti-harassment or discrimination statute; (E) Employee’s breach of any obligation under this Agreement or any other written agreement between Employee and the Company; or (F) Employee’s knowing and intentional violation of the Company Code of Conduct.

“Good Reason” shall have the meaning ascribed to such term in any employment agreement that is in effect at the time of a Triggering Event or, if there is no such agreement or such term is not defined therein, shall mean, without Employee’s consent, (i) a material reduction by the Company of Employee’s base salary; (ii) a material breach by the Company of an employment agreement between Employee and the Company; (iii) a material adverse change by the Company in Employee’s material authorities or material responsibilities which causes Employee’s position with the Company to become substantially of less authority or responsibility than Employee’s position immediately prior to such change; or (iv) a change of more than seventy-five (75) miles in the principal location at which Employee provides services to the Company; provided that Good Reason shall not be deemed to have occurred unless:  (A) Employee provides the Company with written notice that Employee intends to terminate their employment hereunder for one of the grounds set forth above within fifteen (15) days of such reason(s) occurring; (B) if such ground is capable of being cured, the Company has failed to cure such ground within a period of thirty (30) days from the date of such written notice; and (C) Employee terminates their employment within sixty (60) days from the date that Good Reason first occurs.]

(c)        No fewer than 100 Shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option, and provided further that this Option may not be exercised in whole or in any part while there is “outstanding” any other “qualified stock option” or “restricted stock option” (as those terms are defined in the Internal Revenue Code) which was granted, before the date of this Agreement, to the Employee to purchase stock in the Company at a price (determined as of the Date of Grant of this Option) higher than the option price of this Option. This Option shall terminate on the tenth anniversary of the Date of Grant or on such earlier date as may be provided herein or fixed pursuant hereto, and shall not be exercisable thereafter either by the Employee or their legal representatives.

2.         (a)         This Option, and any part thereof, may be exercised only by the giving of written notice of exercise to the Chief Executive Officer of the Company, specifying the number of whole Shares to be purchased and accompanied by payment in cash of the aggregate purchase price of the number of Shares purchased; such exercise shall be effective upon the receipt of such written notice and payment by the Company. The Option shall be so exercised during the Employee’s lifetime only by the Employee and after their death only by their legal representatives, and not otherwise.

(b)        With the consent of the Committee, as an alternative to cash, payment upon exercise may be made by delivery of Shares of Common Stock of the Company acquired prior to the Option exercise date, and/or surrender of the right to receive Shares of Common Stock that are being offered for purchase under the Option (as contemplated by section 1.422-5 (b) of the treasury regulations), and in each case such Shares having a Fair Market Value (as defined in the Plan and determined as of the exercise date) equal to all or part of the Option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full Option exercise price.

3.         Neither the Employee nor their legal representatives shall be or have any rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon exercise of this Option unless and until a certificate or certificates for such Shares shall have been issued upon the exercise of the Option.

4.         Except in the event of the death of the Employee, this Option may only be exercised while the Employee is in the employ of the Company, or within the ninety (90) day period following termination of employment; provided, however, that if the Company terminates Employee’s employment at any time  for “Cause” (as hereinafter defined) all remaining Shares subject to this Option shall  expire on the date of such termination, and no portion of this Option shall be exercisable on or after the date of such termination. In the event that the employment of the Employee is terminated during their employment due to death, their legal representatives shall have the privilege, for a period of the lesser of 12 months from such termination, or the date this Option expires by its terms, to purchase the vested portion of the Option. In the event the Employee’s death occurs after their employment termination without Cause but during the 90 day period following such termination, the vested portion of the Option shall continue to be exercisable by their legal representatives until the earlier of the date the Option expires by its terms, or the first anniversary of the Employee’s death. “Cause” for purposes of this Section 4 means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony; or involvement in any other criminal offence that causes the Company public disrepute, or adversely affects the Company’s operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company, including, without limitation  dishonesty in the course of employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty to the Company; or (vi) any breach of any obligation or duty to the Company (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if the Employee and the Company have entered into an employment agreement or other similar agreement that specifically defines “cause,” then with respect to such Employee, “Cause” shall have the meaning defined in such agreement.

5.         Except as herein otherwise provided, the Option, rights, and privileges conferred by this Option agreement shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of an attachment or similar process upon the rights and privileges conferred hereby shall immediately become null and void.

6.         If there is any change in the outstanding Shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of Shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of Shares subject to this Option, and the purchase price per share, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive.

7.         The Company shall not be required to issue or deliver any certificate or certificates for Shares of its Common Stock purchased upon the exercise of any part of the Option granted hereby prior to (a) the admission of such Shares to listing on any stock exchange on which the Common Stock may then be listed, (b) the completion of any registration or any other qualification of such Shares under any State or Federal law or rules or regulations of any governmental regulatory body that the Committee shall, in its sole discretion, determine to be necessary or advisable, and (c) the obtaining of any approval or other clearance from any governmental regulatory body that the Committee shall, in its sole discretion, determine to be necessary or advisable. The Company shall make reasonable efforts to take all such steps as may be required by law and applicable regulations, including rules and regulations of the Securities and Exchange Commission, and any stock exchange on which the Shares may then be listed, in connection with the issuance or sale of any Shares purchased upon the exercise of such Option or the listing of such Shares on said exchange.

8.         At the time of exercise, the Employee or their legal representatives may be required, upon the exercise of any portion of the Option, to represent that any and all Shares of Common Stock purchased upon the exercise of the Option granted hereby shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and, if so required, each notice of the exercise of any portion of the Option shall be accompanied by a representation in writing signed by him or their legal representatives, as the case may be, that such Shares are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in the case of the Employee’s legal representatives, legatees, or other testamentary beneficiaries).

9.         Any notice to be given to the Company shall be addressed to the Chief Executive Officer of the Company at its executive offices, and any notice addressed to the Employee shall be addressed to the Employee at their address set forth above, or such other address as either party may hereafter designate in writing to the above. Any such notice shall be given by first class, postage prepaid mail.

10.       Noting herein contained shall confer on the Employee any right to continue in the employ of the Company or any of its subsidiaries or shall interfere in any way with the right of the Company and/or its subsidiaries to terminate the Employee’s employment or change their responsibilities, duties, or compensation at any time.

11.       This Option is granted pursuant to the Plan and is subject to the terms and provisions thereof. In the event of any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.

11.       This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company, but neither this Agreement nor any rights hereunder shall be assignable by the Employee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

REPRO MED SYSTEMS, INC.

By: ____________________________________

Name:

Title:

ACCEPTED BY:

________________________________________

Name: